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Exhibit 21.1
List of subsidiaries (1)

Subsidiary                                     Jurisdiction of Organization
----------                                     ----------------------------
Capital Management of Bermuda                  Bermuda
Captive Resources, Inc                         Delaware
Commonwealth Risk Services LLP                 Delaware
CompFirst LLC                                  Delaware
Hemisphere Financial Services LLC              Delaware
Hemisphere Management Ltd                      Bermuda
International Advisory Services Ltd            Bermuda
IPC Mutual Holdings, Ltd                       Bermuda
Legion Financial Corp                          Missouri
Legion Indemnity Co                            Illinois
Legion Insurance Company                       Pennsylvania
Legion Management Corp                         Oklahoma
MG Financial Ltd                               Delaware
MGL Investments Ltd                            Delaware
MRM Financial Services Ltd                     Bermuda
MRM Hancock Ltd                                UK
Mutual Finance Ltd                             Bermuda
Mutual Group Ltd                               Delaware
Mutual Holdings (Bermuda) Ltd                  Bermuda
Mutual Holdings (US) Ltd                       Delaware
Mutual Indemnity (Bermuda) Ltd                 Bermuda
Mutual Indemnity (Dublin) Ltd                  Ireland
Mutual Indemnity Ltd                           Bermuda
Mutual Risk Management (Holdings) Ltd          Bermuda
Villanova Insurance Company                    Pennsylvania
CFM Insurance Manager                          Bermuda
Genesis Holdings                               Cayman
Hurst Holme Insurance Co                       Bermuda
Kensington Management Group Ltd                Cayman
Mutual Indemnity (Barbados) Ltd                Barbados
Mutual Indemnity (US) Ltd                      Bermuda
Mutual Risk Captive Group Ltd                  Bermuda
Mutual Risk Management (Cayman) Ltd            Cayman
Mutual Risk Management(Barbados) Ltd           Barbados
Premium Securities (Bermuda) Ltd               Bermuda
Premium Securities Ltd                         Bermuda
Worksafe, Inc                                  Delaware
Tremont International Insurance Ltd            Cayman
Hemisphere Trust (Jersey) Ltd                  Jersey
MRM Securities Ltd                             Bermuda
MRM Specialty Brokerage Ltd                    Bermuda
H&H Park International                         Bermuda
Psychiatrists Mutual Insurance Company, Inc.   Barbados
MRM Global Captive Group Ltd.                  Bermuda
Hemisphere Management (Ireland) Ltd            Ireland
Chesapeake Insurance Company                   Bermuda
MRM Life                                       Bermuda
SPDA                                           Bermuda

(1) The above list is all of the subsidiaries of the Company except for various subsidiaries and investments that would not in the aggregate represent a material subsidiary. For this purpose a "material subsidiary" means a subsidiary that would represent more than 10% of the total assets or net income of the Company.